UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-7615 (Commission File Number)	75-1884980 (IRS Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas 77007
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2006, the Compensation Committee of the Board of Directors of Kirby granted performance awards under Kirby’s 2002 Stock and Incentive Plan to Joseph H. Pyne, President and Chief Executive Officer, Steven P. Valerius, President of Kirby Inland Marine, LP, Norman W. Nolen, Executive Vice President and Chief Financial Officer, and Dorman L. Strahan, President of Kirby Engine Systems, Inc. The awards are based on a three-year performance period beginning January 1, 2006. The target amounts established for the four executive officers are $1,209,245 for Mr. Pyne, $276,200 for Mr. Valerius, $242,100 for Mr. Nolen and $62,400 for Mr. Strahan. The percentage of the target award paid at the end of the performance period will be based on Kirby’s achievement on a cumulative basis for the three-year period of the objective levels of EBITDA (net earnings before interest expense, taxes on income, depreciation and amortization), return on total capital and earnings per share established under its annual incentive bonus plan, with the three factors equally weighted. The officers will be paid the target amount if 100% of the objective performance measures is achieved over the three-year period. The payment can range from zero if less than 80% of the objective performance measures is achieved to a maximum of 200% of the target award for the achievement of 130% or more of the objective performance measures.

In 2003 and 2004, the Compensation Committee granted similar performance awards to the same four executive officers. The awards for each year were based on a three-year performance period beginning on January 1 of that year. The target amounts established for the four executive officers were set at the following percentages of base salary for the last year of the performance period: 84% for Mr. Pyne, 57% for Mr. Valerius, 55% for Mr. Nolen and 22% for Mr. Strahan. The percentage of the target award to be paid at the end of the performance period is based on Kirby’s achievement on a cumulative basis for the three-year period of the objective levels of EBITDA, return on total capital and earnings per share established under its annual incentive bonus plan. The officers will be paid the target amount if 100% of the objective performance measures is achieved over the three-year period. The payment can range from zero if less than 80% of the objective performance measures is achieved to a maximum of 200% of the target award for the achievement of 130% or more of the objective performance measures.

At the end of 2005, the performance awards granted in 2003 matured. Based on Kirby’s exceeding the performance targets for the 2003-2005 performance period, the payments under the performance awards to the four officers are $571,865 for Mr. Pyne, $222,586 for Mr. Valerius, $176,601 for Mr. Nolen and $50,098 for Mr. Strahan.

When the performance awards made in 2004 mature at the end of the 2004-2006 performance period, payments will be made to the four participants as determined by the formula for the awards, subject to the provisions of the 2002 Stock and Incentive Plan under which they were granted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION
(Registrant)

By:	/s/ G. Stephen Holcomb
G. Stephen Holcomb
Vice President

Date: February 22, 2006